Exhibit 99.1

Solaris Energy Infrastructure Announces Fourth Quarter and Full Year 2024 Results, New Power Solutions Equipment Orders and Long-term Contract, and Continued Shareholder Returns for First Quarter 2025

HOUSTON, Texas, February 20, 2025 — (BUSINESS WIRE) — Solaris Energy Infrastructure, Inc. (NYSE:SEI) (“Solaris” or the “Company”), today announced significant continued momentum within its business, along with fourth quarter 2024 financial and operational results.

Fourth Quarter 2024 Summary Results and Key Business Updates

●	Revenue – Revenue of $96 million increased 28% sequentially from the third quarter 2024 due to a full quarter of contribution from Solaris Power Solutions following the closing of the acquisition of Mobile Energy Rentals LLC (“MER,” and such acquisition, the “MER Acquisition”) on September 11, 2024, as well as continued activity growth within Solaris Power Solutions.

●	Profitability
o	Net income of $14 million and $0.19 per diluted Class A share; Adjusted pro forma net income(1) of $7 million and $0.12 per fully diluted share

o	Total Adjusted EBITDA(1) of $37 million

●	Cash Flow and Capital Expenditures – Net cash from operating activities was $13 million in the fourth quarter 2024, and capital expenditures were approximately $127 million, which primarily consisted of progress and delivery payments for power equipment. Net cash used in investing activities was approximately $115 million.

●	Balance Sheet and Liquidity – As of December 31, 2024, Solaris had $325 million in outstanding borrowings and $160 million in total cash, of which $46 million was restricted for certain growth capital expenditures. The year-end cash balance reflected the impact from the net proceeds of approximately $156 million from an underwritten public offering of 6.5 million shares of Class A common stock on December 11, 2024.

●	Power Solutions Growth Update – Recently secured an additional 700 megawatts (“MW”) of gas-powered turbines with majority of deliveries expected to occur throughout 2026, bringing Solaris’ pro forma operated power fleet to approximately 1,400 MW by the first half of 2027. Total expected capital expenditures, including allowance for balance-of-plant and emissions control technology, associated with these orders(4) are estimated to be approximately $600 million.

●	Establishing Long-term Partnership with Key Customer – New commercial contract for a minimum of 500 MW for an initial term of six years to support construction of a new data center; finalizing 50.1% / 49.9% Joint Venture with customer to co-own the power plant equipment for this data center

●	Guidance Update – The Company expects first quarter 2025 Total Adjusted EBITDA to be between $44 and $48 million and second quarter Total Adjusted EBITDA to be between $50 and $55 million(1)(2)

●	Shareholder Returns – Approved first quarter 2025 dividend of $0.12 per share on February 18, 2025, to be paid on March 21, 2025, to holders of record as of March 11, 2025, which, once paid, will represent Solaris’ 26th consecutive dividend and, combined with share repurchases, will result in a total of $198 million cumulatively returned to shareholders.

CEO Commentary

“The fourth quarter of 2024 was our first complete quarter operating our new Solaris Power Solutions segment and the team continues to execute well on our strategy of using the stable cash flow from our Solaris Logistics Solutions business to help fund the tremendous growth opportunity for behind-the-meter power deployments across a variety of end markets,” commented Bill Zartler, Solaris’ Chairman and Chief Executive Officer. “We continue to see an acceleration of demand for behind-the-meter projects and, to support this growth, we have secured approximately 700 megawatts of new power generation capacity, which will effectively double our operated fleet over the next two years. This additional capacity will allow us both to service growth from our current customer base as well as to continue to expand our offering with new customers.”

“The Solaris Logistics Solutions segment has demonstrated a strong rebound in activity early in 2025 relative to the seasonal softness experienced in the fourth quarter. The increase in activity is due to continued market adoption of multiple types of Solaris systems on an increased number of well sites and a reset of completion budgets.”

“We are excited with recent results from both business segments, the growing opportunity set we are seeing in the distributed power space, and the exceptional team and innovative culture that we continue to build. We believe we will continue to drive total shareholder value by growing the company, continuing to pay our dividend, and maintaining a balanced and attractive financial profile.”

Segment Results and Outlook (3)(4)

Solaris Power Solutions

●	Fourth Quarter 2024 Activity – Averaged approximately 260 MW of capacity earning revenue.
●	First and Second Quarter 2025 Activity (2) – Revenue generating capacity is expected to grow to an average of 360 MW and 420 MW in first and second quarters of 2025, respectively.
●	Revenue – Fourth quarter 2024 revenue of $34 million is expected to grow sequentially with MW capacity earning revenue.
●	Profitability – Fourth quarter 2024 Segment Adjusted EBITDA (1)(3) of $24 million is expected to grow sequentially with owned MW growth, with additional smaller contribution earned from the portion of revenue generated from third-party leased MW.

Solaris Logistics Solutions

●	Fourth Quarter 2024 Activity – 78 fully utilized systems, down 15% sequentially from third quarter 2024.
●	First and Second Quarter 2025 Expected Activity (2) – Approximately 90 to 95 fully utilized systems, which reflects over 15% improvement from fourth quarter 2024.
●	Revenue – Fourth quarter 2024 revenue of $62 million decreased 11% from third quarter 2024, in line with the seasonal decline in fully utilized systems and is expected to grow in line with system growth in first quarter 2025.
●	Profitability – Fourth quarter 2024 Segment Adjusted EBITDA (1)(3) of $19 million decreased 22% from third quarter 2024 and reflected negative cost absorption due to the decline in fully utilized system count. The Company expects first quarter 2025 per system profitability to approximate third quarter 2024 levels.

Footnotes

(1)

See “About Non-GAAP Measures” below for additional detail and reconciliations of GAAP to non-GAAP measures in the accompanying financial tables. Due to the forward-looking nature of such metrics, a reconciliation of 2025 first quarter and second quarter Adjusted EBITDA to the most directly comparable GAAP measure cannot be provided without unreasonable efforts.

(2)

Please refer to the Earnings Supplemental Slides posted under “Events” on the Investor Relations section of the Company’s website www.solaris-energy.com for more detail on activity and financial guidance, including expected 2025 estimated capital expenditures by quarter.

(3)	Segment Adjusted EBITDA excludes Corporate Adjusted EBITDA.
(4)

Each purchase order includes distinct product specifications, such as product type, quantity, delivery period, and price, as well as standard terms and conditions with respect to acceptance, delivery, transportation, inspection, assignment, taxes and performance failure.

Conference Call

Solaris will host a conference call to discuss its results for fourth quarter 2024 on Friday, February 21, 2025 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To join the conference call from within the United States, participants may dial (844) 413-3978, or for participants outside of the United States (412) 317-6594. Participants should ask the operator to join the Solaris Energy Infrastructure, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website at www.solaris-energy.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing (877) 344-7529 within the United States or (412) 317-0088 outside of the United States. The conference call replay access code is 3610985. The replay will also be available in the Investor Relations section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About Non-GAAP Measures

In addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), this news release presents non-GAAP financial measures. Management believes that EBITDA, Adjusted EBITDA, Adjusted pro forma net income and Adjusted pro forma earnings per fully diluted share provide useful information to investors regarding the Company’s financial condition and results of operations because they reflect the core operating results of our businesses and help facilitate comparisons of operating performance across periods. Although management believes the aforementioned non-GAAP financial measures are good tools for internal use and the investment community in evaluating Solaris’ overall financial performance, the foregoing non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measures is included in the accompanying financial tables.

About Solaris Energy Infrastructure, Inc.

Solaris Energy Infrastructure, Inc. (NYSE:SEI) provides mobile and scalable equipment-based solutions for use in distributed power generation as well as the management of raw materials used in the completion of oil and natural gas wells. Headquartered in Houston, Texas, Solaris serves multiple U.S. end markets, including energy, data centers, and other commercial and industrial sectors. Additional information is available on our website, www.solaris-energy.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, our business strategy, our industry, our future profitability, the volatility in global oil markets, expected capital expenditures and the impact of such expenditures on performance, management changes, current and potential future long-term contracts, our future business and financial performance and our results of operations, and the other risks discussed in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 to be filed with the US Securities Exchange Commission (the “SEC”) subsequent to the issuance of this communication. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in our filings made from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOLARIS ENERGY INFRASTRUCTURE, INC

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2024	2023	2024	2024	2023

Service revenue	$64,581	$60,069	$64,350	$263,206	$269,474
Service revenue - related parties	—	3,278	5,964	13,465	23,473
Leasing revenue	31,716	—	4,704	36,420	—
Total revenue	96,297	63,347	75,018	313,091	292,947

Operating costs and expenses:
Cost of services, excluding depreciation and amortization	45,131	36,870	45,822	176,971	177,847
Cost of leasing revenue, excluding depreciation	6,849	—	1,101	7,950	—
Non-leasing depreciation and amortization	11,625	9,518	10,059	41,183	36,185
Depreciation of leasing equipment	5,103	—	932	6,035	—
Gain on sale of Kingfisher facility (1)	(7,461)	—	—	(7,461)	—
Gain on reversal of property tax contingency (2)	—	—	—	(2,483)	—
Selling, general and administrative	10,569	7,229	8,799	35,617	26,951
Impairment of property, plant and equipment	—	—	—	—	1,423
Other operating (income) expense, net (3)	(1,258)	489	3,038	2,463	639
Total operating costs and expenses	70,558	54,106	69,751	260,275	243,045
Operating income	25,739	9,241	5,267	52,816	49,902
Interest expense, net	(7,392)	(912)	(2,932)	(11,808)	(3,307)
Loss on debt extinguishment (4)	—	—	(4,085)	(4,085)	—
Income (loss) before income tax expense	18,347	8,329	(1,750)	36,923	46,595
Provision for income taxes	(4,343)	(1,370)	(460)	(8,005)	(7,820)
Net income (loss)	14,004	6,959	(2,210)	28,918	38,775
Less: net (income) loss related to non-controlling interests	(7,753)	(2,658)	1,242	(13,110)	(14,439)
Net income (loss) attributable to Solaris Energy Infrastructure, Inc.	6,251	4,301	(968)	15,808	24,336
Less: income attributable to participating securities (5)	(410)	(214)	(228)	(1,040)	(1,169)
Net income (loss) attributable to Class A common shareholders	$5,841	$4,087	$(1,196)	$14,768	$23,167

Earnings per share of Class A common stock - basic	$0.20	$0.14	$(0.04)	$0.51	$0.78
Earnings per share of Class A common stock - diluted	$0.19	$0.14	$(0.04)	$0.50	$0.78

Basic weighted average shares of Class A common stock outstanding	29,747	29,024	28,377	28,763	29,693
Diluted weighted average shares of Class A common stock outstanding	30,447	29,024	28,377	29,235	29,693

1)	Represents gain recognized on the sale of a 300-acre transload facility located in Kingfisher, Oklahoma and termination of an associated lease. All assets had zero net carrying value at time of sale.
2)	Represents reversal of a portion of previously recognized property tax contingency following a settlement agreement with Brown County Appraisal District.
3)	Other operating expense, net includes the gains or losses on the sale or disposal of assets, credit losses or recoveries, sublease income, transaction costs and other settlements.
4)	Primarily consists of the write-off of the unamortized portion of debt financing costs associated with securing a bridge financing facility, which had not been utilized and was subsequently extinguished upon obtaining alternative financing for the MER Acquisition.
5)	The Company’s unvested restricted shares of common stock are participating securities because they entitle the holders to non-forfeitable rights to dividends until the awards vest or are forfeited.

SOLARIS ENERGY INFRASTRUCTURE, INC

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	December 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$114,255	$5,833
Restricted cash	45,612	—
Accounts receivable, net of allowances of $681 and $104, respectively	71,774	44,916
Accounts receivable - related party	—	2,378
Prepaid expenses and other current assets	8,387	4,342
Inventories	10,948	6,672
Assets held for sale	—	3,000
Total current assets	250,976	67,141
Property, plant and equipment, net	298,828	325,121
Equipment held for lease, net	339,932	—
Non-current inventories	1,693	1,593
Non-current receivables, net of allowance of $654 and $862, respectively	1,069	1,663
Operating lease right-of-use assets	9,966	10,721
Goodwill	103,985	13,004
Intangible assets, net	71,521	702
Deferred tax assets	43,574	48,010
Other assets	1,337	342
Total assets	$1,122,881	$468,297
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$21,092	$12,654
Accrued liabilities	23,159	20,292
Deferred revenue	4,924	—
Payables related to Tax Receivable Agreement, current portion	3,610	—
Finance lease liabilities, current portion	2,307	2,462
Operating lease liabilities, current portion	1,599	1,385
Long-term debt, current portion	8,125	—
Other current liabilities	717	408
Total current liabilities	65,533	37,201
Operating lease liabilities, net of current portion	8,058	11,541
Long-term debt, net of current portion	307,605	30,000
Finance lease liabilities, net of current portion	1,182	2,401
Payables related to Tax Receivable Agreement, net of current portion	73,730	71,530
Other long-term liabilities	44	44
Total liabilities	456,152	152,717
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value, 600,000 shares authorized, 38,012 shares and 30,448 shares issued and outstanding as of December 31, 2024 and 2023, respectively	359	290
Class B common stock, $0.00 par value, 180,000 shares authorized, 29,107 shares and 13,672 shares issued and outstanding as of December 31, 2024 and 2023, respectively; convertible into Class A common stock on a one-for-one basis	—	—
Additional paid-in capital	337,598	188,379
Retained earnings	17,664	17,314
Total stockholders' equity attributable to Solaris Energy Infrastructure, Inc.	355,621	205,983
Non-controlling interest	311,108	109,597
Total stockholders' equity	666,729	315,580
Total liabilities and stockholders' equity	$1,122,881	$468,297

SOLARIS ENERGY INFRASTRUCTURE, INC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended December 31,		Three Months Ended December 31,
	2024	2023	2024
Cash flows from operating activities:
Net income	$28,918	$38,775	$14,004
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	47,218	36,185	16,728
Impairment of fixed assets	—	1,423	—
Gain on sale of Kingfisher facility	(7,461)	—	(7,461)
Stock-based compensation	10,592	7,741	3,043
Loss on debt extinguishment	4,085	—	—
Deferred income tax expense	6,467	7,251	3,273
Change in payables related to Tax Receivable Agreement	(1,598)	—	(1,559)
Other	2,315	658	572
Changes in assets and liabilities:
Accounts receivable	(19,159)	17,155	(21,452)
Accounts receivable - related party	2,378	2,547	6,444
Prepaid expenses and other assets	(4,196)	700	(2,322)
Inventories	(2,251)	(6,186)	159
Accounts payable	(3,451)	(10,630)	(1,770)
Accrued liabilities	4,951	(6,266)	6,290
Deferred revenue	(6,958)	—	(2,849)
Payments pursuant to Tax Receivable Agreement	—	(1,092)	—
Property tax contingency	(2,483)	—	—
Net cash provided by operating activities	59,367	88,261	13,100
Cash flows from investing activities:
MER Acquisition, net of cash acquired	(122,065)	—	—
Receivable from Sellers	(6,502)	—	—
Cash received from Sellers	6,502	—	6,502
Investment in property, plant and equipment and equipment held for lease	(188,419)	(64,388)	(126,651)
Proceeds from sale of Kingfisher facility	5,000	—	5,000
Cash received from insurance claims	326	122	—
Proceeds from disposal of property, plant and equipment	126	2,263	66
Short-term loan to MER	(29,750)	—	—
Repayment of short-term loan from MER	29,750	—	—
Net cash used in investing activities	(305,032)	(62,003)	(115,083)
Cash flows from financing activities:
Share repurchases and retirements	(8,092)	(26,436)	—
Class A common stock offering	160,875	—	160,875
Distributions to non-controlling interest unitholders	(8,536)	(6,634)	(3,613)
Dividends paid to Class A common stock shareholders	(14,600)	(14,072)	(3,661)
Payments under finance leases	(2,991)	(2,502)	(838)
Proceeds from issuance of insurance notes payable	3,553	1,520	—
Payments under insurance premium financing	(2,917)	(1,651)	(975)
Cancelled shares withheld for taxes from vesting of restricted stock	(1,695)	(1,364)	(107)
Payment of fees related to Class A common stock offering	(5,252)	—	(5,252)
Borrowings from debt financing	362,000	35,000	—
Repayments of debt financing	(67,000)	(13,000)	—
Payments of fees related to debt extinguishment	(3,976)	—	—
Payments for debt financing costs	(11,670)	(121)	(1,120)
Net cash provided by (used in) financing activities	399,699	(29,260)	145,309

Net increase (decrease) in cash, cash equivalents and restricted cash	154,034	(3,002)	43,326
Cash and cash equivalents at beginning of period	5,833	8,835	116,541
Cash, cash equivalents and restricted cash at end of period	$159,867	$5,833	$159,867

Non-cash investing and financing activities:
Capitalized depreciation in property, plant and equipment	$450	$432	$105
Capitalized stock based compensation	624	539	159
Property, plant and equipment and equipment held for lease additions incurred but not paid at period-end	9,580	1,284	9,580
Reclassification of assets held for sale to property, plant and equipment	3,000	—	—
Additions to property, plant and equipment through finance leases	1,536	2,012	184
Non-cash financing, issuance of common stock for MER Acquisition	186,378	—	—
Supplemental cash flow disclosure:
Interest paid, net of capitalized interest	$11,458	$2,958	$9,448
Interest received	1,464	143	698
Income taxes paid, net of refunds	503	478	(17)

SOLARIS ENERGY INFRASTRUCTURE, INC

SEGMENT REPORTING

(In thousands)

(Unaudited)

Prior to the MER Acquisition, we operated in a single segment which reflected how our business was managed and the nature of our services. Following the acquisition, we re-evaluated our reportable segments and now report two distinct business segments. These segments offer different services and align with how our chief operating decision maker assesses operating performance and allocates resources.

Our reporting segments are:

●	Solaris Logistics Solutions – designs and manufactures specialized equipment that enables the efficient management of raw materials used in the completion of oil and natural gas wells. Solaris’ equipment-based logistics services including field technician support, software solutions, and may also include last mile and mobilization services.
●	Solaris Power Solutions – provides configurable sets of natural gas-powered mobile turbines and ancillary equipment. This segment primarily leases equipment to data center and energy customers and is focused on continuing to grow its services with these customers as well as across multiple commercial and industrial end-markets.

We evaluate the performance of our business segments based on Adjusted EBITDA. We define Adjusted EBITDA as our net income before depreciation and amortization expense, interest expense, net, income tax expense, stock-based compensation, loss on debt extinguishment, and certain non-cash items and any extraordinary, unusual or non-recurring gains, losses or expenses.

Summarized financial information by business segment is shown below. The financial information by business segment for prior periods has been restated to reflect the changes in reportable segments.

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2024	2023	2024	2024	2023
Revenue
Solaris Logistics Solutions	$62,402	$63,347	$70,279	$274,457	$292,947
Solaris Power Solutions	33,895	—	4,739	38,634	—
Total revenues	$96,297	$63,347	$75,018	$313,091	$292,947

Adjusted EBITDA
Solaris Logistics Solutions	$19,089	$26,479	24,437	$97,567	$115,129
Solaris Power Solutions	23,693	—	3,122	26,815	—
Corporate	(5,395)	(5,157)	(5,328)	(21,280)	(18,436)
Total Adjusted EBITDA*	$37,387	$21,322	$22,231	$103,102	$96,693

*	See “About Non-GAAP Measures” below for additional detail and reconciliations of GAAP to non-GAAP measures in the accompanying financial tables.

SOLARIS ENERGY INFRASTRUCTURE, INC

RECONCILIATION AND CALCULATION OF NON-GAAP FINANCIAL AND OPERATIONAL MEASURES

(In thousands, except per share data)

(Unaudited)

EBITDA AND ADJUSTED EBITDA

We view EBITDA and Adjusted EBITDA as important indicators of performance. We use them to assess our results of operations because it allows us, our investors and our lenders to compare our operating performance on a consistent basis across periods by removing the effects of varying levels of interest expense due to our capital structure, depreciation and amortization due to our asset base and other items that impact the comparability of financial results from period to period. We present EBITDA and Adjusted EBITDA because we believe they provide useful information regarding trends and other factors affecting our business in addition to measures calculated under generally accepted accounting principles in the United States (“GAAP”).

We define EBITDA as net income, plus (i) depreciation and amortization expense, (ii) interest expense and (iii) income tax expense. We define Adjusted EBITDA as EBITDA plus (i) stock-based compensation expense and (ii) certain non-cash items and extraordinary, unusual or non-recurring gains, losses or expenses.

EBITDA and Adjusted EBITDA should not be considered in isolation or as substitutes for an analysis of our results of operation and financial condition as reported in accordance with GAAP. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered alternatives to net income presented in accordance with GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The following table presents a reconciliation of the GAAP financial measure of net income to the non-GAAP financial measure of Adjusted EBITDA.

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2024	2023	2024	2024	2023

Net income (loss)	$14,004	$6,959	$(2,210)	$28,918	$38,775
Depreciation and amortization	16,728	9,518	10,991	47,218	36,185
Interest expense, net	7,392	912	2,932	11,808	3,307
Provision for income taxes (1)	4,343	1,370	460	8,005	7,820
EBITDA	$42,467	$18,759	$12,173	$95,949	$86,087
Gain on sale of Kingfisher facility (2)	(7,461)	—	—	(7,461)	—
Property tax contingency (3)	—	—	—	(2,483)	—
Accrued property tax (4)	—	—	—	(1,794)	—
Stock-based compensation expense (5)	3,043	1,911	2,673	10,592	7,732
Loss on extinguishment of debt (6)	—	—	4,085	4,085	—
Impairment of fixed assets (7)	—	—	—	—	1,423
Change in payables related to Tax Receivable Agreement (8)	(1,559)	—	(39)	(1,598)	—
Acquisition-related costs (9)	416	—	3,065	4,358	—
Other (10)	481	652	274	1,454	1,451
Total Adjusted EBITDA	$37,387	$21,322	$22,231	$103,102	$96,693

1)	United States federal and state income taxes.
2)	Represents gain recognized on the sale of a 300-acre transload facility located in Kingfisher, Oklahoma and termination of an associated lease. All assets had zero net carrying value at time of sale.
3)	Represents reversal of a portion of previously recognized property tax contingency following a settlement agreement with Brown County Appraisal District, included as gain on reversal of property tax contingency in the consolidated statement of operations.
4)	Represents reversal of previously recognized accrued property tax expenses following a settlement agreement with Brown County Appraisal District, included in cost of services in the consolidated statements of operations.
5)	Represents stock-based compensation expense related to restricted stock awards and performance-based restricted stock units.
6)	Primarily consists of the write-off of the unamortized portion of debt financing costs associated with securing a bridge financing facility, which had not been utilized and was subsequently extinguished upon obtaining alternative financing for the MER Acquisition.
7)	Impairment recorded on certain fixed assets classified as assets held for sale during the three months ended September 30, 2023.
8)	Reduction in liability due to state tax rate change.
9)	Represents costs incurred to affect the MER Acquisition.
10)	Other includes the net effect of credit losses, ERP implementation costs, legal fees incurred to execute debt amendments, loss/gain on disposal of assets, transaction costs incurred for activities related to acquisition opportunities, inventory write-offs and other settlements.

ADJUSTED PRO FORMA NET INCOME AND ADJUSTED PRO FORMA EARNINGS PER FULLY DILUTED SHARE

Adjusted pro forma net income represents net income attributable to Solaris assuming the full exchange of all outstanding membership interests in Solaris LLC not held by Solaris Energy Infrastructure, Inc. for shares of Class A common stock, adjusted for certain non-recurring items that the Company doesn't believe directly reflect its core operations and may not be indicative of ongoing business operations. Adjusted pro forma earnings per fully diluted share is calculated by dividing adjusted pro forma net income by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding units of Solaris LLC (“Solaris LLC Units”), after giving effect to the dilutive effect of outstanding equity-based awards.

When used in conjunction with GAAP financial measures, adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding Solaris LLC Units, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in net income attributable to Solaris as a result of increases in its ownership of Solaris LLC, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance.

Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should not be considered alternatives to net income and earnings per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the net income attributable to Solaris. Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma net income to net income attributable to Solaris, the most directly comparable GAAP measure, and the computation of adjusted pro forma earnings per fully diluted share are set forth below.

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2024	2023	2024	2024	2023
Numerator:
Net income (loss) attributable to Solaris	$6,251	$4,301	$(968)	$15,808	$24,336
Adjustments:
Reallocation of net income attributable to non-controlling interests from the assumed exchange of LLC Interests (1)	7,753	2,658	(1,242)	13,110	14,439
Gain on sale of Kingfisher facility (2)	(7,461)	—	—	(7,461)	—
Loss on extinguishment of debt (3)	—	—	4,085	4,085	—
Property tax contingency (4)	—	—	—	(2,483)	—
Accrued property tax (5)	—	—	—	(1,794)	—
Impairment on fixed assets (6)	—	—	—	—	1,423
Acquisition-related costs (7)	416	—	3,065	4,358	—
Change in payables related to Tax Receivable Agreement (8)	(1,559)	—	(39)	(1,598)	—
Other (9)	481	652	274	1,454	1,451
Incremental income tax expense	1,553	(976)	(1,102)	(591)	(4,192)
Adjusted pro forma net income	$7,434	$6,635	$4,073	$24,888	$37,457
Denominator:
Weighted average shares of Class A common stock outstanding	30,447	29,024	28,377	29,235	29,693
Adjustments:
Dilutive and potentially dilutive shares (10)	31,987	15,252	19,903	20,544	15,268
Adjusted pro forma fully weighted average shares of Class A common stock outstanding - diluted	62,434	44,276	48,280	49,779	44,961
Adjusted pro forma earnings per share - diluted	$0.12	$0.15	$0.08	$0.50	$0.83

(1)	Assumes the exchange of all outstanding Solaris LLC Units for shares of Class A common stock at the beginning of the relevant reporting period, resulting in the elimination of the non-controlling interest and recognition of the net income attributable to non-controlling interests.
(2)	Represents gain recognized on the sale of a 300-acre transload facility located in Kingfisher, Oklahoma and termination of an associated lease. All assets had zero net carrying value at time of sale.
(3)	Primarily consists of the write-off of the unamortized portion of debt financing costs associated with securing a bridge financing facility, which had not been utilized and was subsequently extinguished upon obtaining alternative financing for the MER Acquisition.
(4)	Represents reversal of a portion of previously recognized property tax contingency following a settlement agreement with Brown County Appraisal District, included as gain on reversal of property tax contingency in the consolidated statement of operations.
(5)	Represents reversal of previously recognized accrued property tax expenses following a settlement agreement with Brown County Appraisal District, included in cost of services in the consolidated statements of operations.
(6)	Impairment recorded on certain fixed assets classified as assets held for sale during the three months ended September 30, 2023.
(7)	Represents costs incurred to affect the MER Acquisition.
(8)	Reduction in liability due to state tax rate change.
(9)	Other includes the net effect of credit losses, ERP implementation costs, legal fees incurred to execute debt amendments, loss/gain on disposal of assets, transaction costs incurred for activities related to acquisition opportunities, inventory write-offs and other settlements.
(10)	Represents the weighted-average potentially dilutive effect of Class B common stock, unvested restricted stock awards, unvested performance-based restricted stock units, and outstanding stock options.

Contacts:

Yvonne Fletcher

Senior Vice President, Finance and Investor Relations

(281) 501-3070

IR@solaris-energy.com